As filed with the Securities and Exchange Commission on March 31, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BioScrip, Inc.

(Exact name of registrant as specified in its charter)

Delaware	05-0489664
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Broadway, Suite 950

Denver, Colorado 80202

(720) 697-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathryn M. Stalmack, Esq.

Senior Vice President, Secretary and General Counsel

BioScrip, Inc.

1600 Broadway, Suite 950

Denver, Colorado 80202

(720) 697-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric S. Wu, Esq.

Polsinelli PC

1401 Eye Street N.W., Suite 800

Washington, D.C. 20005

(202) 783-3300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Security		Proposed Maximum Aggregate Offering Price (1)(2)		Amount of Registration Fee
Primary Offering
Common Stock
Preferred Stock(3)
Debt Securities(4)
Warrants(5)
Units(6)
Rights(7)
Primary Offering Total					$200,000,000		$12,575	(8)
Secondary Offering
Shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock	13,642,614	(9)	$2.00	(10)	$27,285,228	(10)	$2,748
Shares of Common Stock issuable upon exercise of Class A Warrants	1,800,000	(9)	$5.17	(11)	$9,306,000	(11)	$938
Shares of Common Stock issuable upon exercise of Class B Warrants	1,800,000	(9)	$6.45	(11)	$11,610,000	(11)	$1,170
Secondary Offering Total					$48,201,228		$4,856
TOTAL					$248,201,228		$17,431

(1)	Such amount as shall result in an aggregate public offering price of $200,000,000 for all securities sold by BioScrip, Inc. pursuant to this registration statement. Also includes such indeterminate amount of debt securities and common stock and preferred stock as may be issued upon conversion or exchange for any other debt securities or preferred stock that provide for conversion or exchange into other securities.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to General Instruction II.D. of Form S-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities issued by BioScrip, Inc. pursuant to this registration statement exceed $200,000,000.
(3)	There is being registered hereunder an indeterminate number of shares of preferred stock as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $200,000,000 for all securities sold by BioScrip, Inc. pursuant to this registration statement.
(4)	If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed the aggregate offering price of $200,000,000 for all securities sold by BioScrip, Inc. pursuant to this registration statement.
(5)	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $200,000,000 for all securities sold by BioScrip, Inc. pursuant to this registration statement.
(6)	There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $200,000,000 for all securities sold by BioScrip, Inc. pursuant to this registration statement. Each unit will be issued under a unit agreement and will represent an interest in two or more other securities registered hereunder, which may or may not be separable from one another.
(7)	There is being registered hereunder an indeterminate number of rights representing rights to purchase shares of common stock or other securities registered hereby.
(8)	As discussed in the paragraph below these footnotes, pursuant to Rule 415(a)(6) under the Securities Act of 1933, this registration statement includes, as of the date of filing of this registration statement, $75,125,000 of unsold primary offering securities that had previously been registered and for which the registration fee had previously been paid. Accordingly, the amount of the registration fee has been calculated based on the proposed maximum aggregate offering price of the additional $124,875,000 of primary offering securities registered on this registration statement.
(9)	Pursuant to Rule 416 promulgated under the Securities Act, there are also registered hereunder such indeterminate number of additional shares of common stock that may be issued in connection with the anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.

(10)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices on the NASDAQ Global Market on March 28, 2016 of the shares of common stock of the Registrant.
(11)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act.

Pursuant to Rule 415(a)(6) of the Securities Act of 1933, the securities registered pursuant to this registration statement include, as of the date of filing of this registration statement, $75,125,000 of unsold primary offering securities previously registered on the Registration Statement on Form S-3 (File No. 333-187336) initially filed by the registrant on March 18, 2013, to which we refer as the Prior Registration Statement. In connection with the registration of such unsold securities on the Prior Registration Statement, the registrant paid a registration fee of $10,247 that will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If the registrant sells any of such unsold securities pursuant to the Prior Registration Statement after the date of this filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement that will reduce the number of such unsold securities included on this registration statement and increase the additional primary offering securities registered hereon so that the total amount of primary offering securities registered hereon will equal $200,000,000, as reflected in footnote 8 to the table above, and will pay the additional registration fee resulting therefrom.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 31, 2016

BioScrip, Inc.

$200,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

Rights

Up to 13,642,614 Shares of Common Stock underlying Series A Convertible Preferred Stock, up to 1,800,000 Shares of Common Stock underlying Class A Warrants and up to 1,800,000 Shares of Common Stock underlying Class B Warrants
Offered by Selling Stockholders

Through this prospectus, we may offer and sell, from time to time, in one or more offerings, together or separately:

(1) common stock;

(2) preferred stock;

(3) debt securities;

(4) warrants;

(5) units; and

(6) rights.

This prospectus describes some of the general terms that may apply to an offering of our securities. The specific terms of the securities and their offering prices will be determined at the time of their offering will be described in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you decide to invest in any of these securities. The aggregate public offering price of all securities issued by us under this prospectus may not exceed $200.0 million.

In addition, selling stockholders to be named in a prospectus supplement may sell in one or more offerings from time to time pursuant to this prospectus (i) up to an aggregate of 13,642,614 shares of our common stock issuable upon conversion of 625,000 shares of our Series A convertible preferred stock, computed pursuant to the Series A certificate of designations as if such conversion had occurred on March 31, 2016, (ii) up to an aggregate of 1,800,000 shares of our common stock issuable upon the exercise of Class A warrants, and (iii) up to an aggregate of 1,800,000 shares of our common stock issuable upon the exercise of Class B warrants. The selling stockholders may sell any or all of their shares registered under this prospectus through underwriters, dealers and agents or directly to purchasers on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on these selling stockholders and the times and manner in which they may offer and sell their shares registered under this prospectus is described under the sections titled “Selling Stockholders” and “Plan of Distribution” in this prospectus. We will not receive any of the proceeds from the sale of such securities, although we will receive the proceeds from the exercise of the warrants.

Our common stock, par value $0.0001 per share, is traded on the NASDAQ Global Market under the symbol “BIOS.” On March 29, 2016, the last reported sale price of our common stock was $2.05 per share.

Our securities may be offered directly by us or the selling stockholders, through agents designated from time to time by us or the selling stockholders, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Investing in our securities involves significant risks. See “Risk Factors” on page 2 of this prospectus, in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement. You should read this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein carefully before you make your investment decision.

_________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

_________________________

This prospectus is dated                 , 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus provides a general description of the securities we and the selling stockholders may offer. Each time we or any selling stockholder sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, containing specific information about the terms of the securities being offered and the manner in which they may be offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any pricing supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read the entire prospectus, the prospectus supplement and any pricing supplement together with additional information described under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information provided in this prospectus, the related prospectus supplement, including any information incorporated by reference, and any pricing supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus, the related prospectus supplement and any pricing supplement. We and the selling stockholders are not making offers to sell securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which the information is contained or other date referred to in that document, regardless of the time of sale or issuance of any security.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “BioScrip,” the “Company,” “we,” “us,” “our” or similar references mean BioScrip, Inc. and its subsidiaries on a consolidated basis.

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RISK FACTORS

You should carefully consider the specific risks described in our Annual Report on Form 10-K for our fiscal year ended December 31, 2015, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated herein by this reference, before making an investment decision. See “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or (202) 942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

We also maintain an Internet website at www.bioscrip.com, which can be used to access free of charge, through the investor relations section, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with or furnish it to the SEC and all such reports of ours going forward. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference information into this prospectus. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to BioScrip, Inc., 1600 Broadway, Suite 950, Denver, Colorado 80202, Attention: Corporate Secretary, telephone: (720) 697-5200. This prospectus incorporates by reference the following documents (other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules) that we have filed with the SEC but have not included or delivered with this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on March 3, 2016, including the Part III information to be included by amendment or specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A for our 2016 Annual Meeting of Stockholders;

•	Current Reports on Form 8-K filed on January 20, 2016, March 1, 2016, March 3, 2016 and March 14, 2016; and

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•	the description of our common stock included in our amended registration statements on Form 8-A/A filed on August 1, 1996, December 4, 2002, December 14, 2006, March 4, 2009 and any amendment or report we may file with the SEC for the purpose of updating such description.

We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the particular securities covered by a prospectus supplement has been completed, other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules. In addition, all documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part, and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus. This additional information is a part of this prospectus from the date of filing of those documents.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document, which is also incorporated or deemed to be incorporated into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. They can be identified by the use of forward-looking words, such as “may,” “will,” “should,” “could,” “would,” “estimate,” “project,” “forecast,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “target,” “providing guidance” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. You should not place undue reliance on forward-looking statements. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	our expectations regarding financial condition or results of operations in future periods;

•	our future sources of, and needs for, liquidity and capital resources;

•	our ability to make principal and interest payments on our debt and unsecured notes and satisfy the other covenants contained in our senior secured credit facility and other debt agreements;

•	our high level of indebtedness;

•	availability of financing sources;

•	unfavorable general economic and market conditions;

•	reductions in federal, state and commercial payor reimbursement;

•	potential legislative and regulatory changes impacting the level of reimbursement received from the Medicare and state Medicaid programs;

•	delays or suspensions of federal and state payments for services provided;

•	increased competition from our competitors, including competitors with greater resources, which could have the effect of reducing prices and margins and decreasing our ability to grow by acquisition at feasible prices;

•	the sources and amounts of our patient revenue, including the mix of patients and the rates of reimbursement among payors;

•	efforts to reduce healthcare costs;

•	increases or other changes in our acquisition cost for our products;

•	unforeseen contract terminations;

•	declines and other changes in revenue due to the expiration of short-term contracts;

•	difficulties with the implementation of our growth strategy and integrating businesses we have acquired or will acquire;

•	the ability to hire and retain key employees;

•	difficulties in the implementation and ongoing evolution of our operating systems;

•	the outcome of lawsuits and governmental investigations;

•	the impact of any new requirements on compounding pharmacies;

•	risks associated with increased government regulation related to the health care and insurance industries;

•	network lock-outs and decisions to in-source by health insurers or health systems;

•	existence of complex laws and regulations relating to our business; and

•	other factors discussed from time to time in our filings with the SEC, including factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016.

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OUR COMPANY

We are a national provider of infusion solutions. We partner with physicians, hospital systems, skilled nursing facilities, healthcare payors and pharmaceutical manufacturers to provide patients access to post-acute care services. We operate with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, we aim to provide cost-effective care that is driven by clinical excellence, customer service and values that promote positive outcomes and an enhanced quality of life for those whom we serve. We were incorporated in Delaware in 1996 as MIM Corporation, with our primary business and operations consisting of pharmacy benefit management services at the time. Over the years, we have expanded our service offerings to include the Infusion Services business, which is now the primary driver of our growth strategy. As of December 31, 2015, we had a total of 70 service locations in 28 states.

Our platform provides nationwide service capabilities and the ability to deliver clinical management services that offer patients a high-touch, community-based and home-based care environment. Our core services are provided in coordination with, and under the direction of, the patient’s physician. Our multidisciplinary team of clinicians, including pharmacists, nurses, dietitians and respiratory therapists, work with the physician to develop a plan of care suited to our patient’s specific needs. Whether in the home, physician office, ambulatory infusion center, skilled nursing facility or other alternate sites of care, we provide products, services and condition-specific clinical management programs tailored to improve the care of individuals with complex health conditions such as gastrointestinal abnormalities, infectious diseases, cancer, multiple sclerosis, organ and blood cell transplants, bleeding disorders, immune deficiencies and heart failure.

We maintain our principal executive offices at 1600 Broadway, Suite 950, Denver, Colorado 80202. Our telephone number there is (720) 697-5200. The address of our website is www.bioscrip.com. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

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RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND

PREFERENCE SECURITY DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference stock dividends to earnings on a historical basis for the periods indicated. For purposes of this calculation, “earnings” consist of income before income taxes plus fixed charges. “Fixed charges” consist of the sum of interest expense and the component of rental expense believed by management to be representative of the interest factor for those amounts. We paid no cash dividends on preference stock over the indicated periods, and we accrued dividends as an increase in the preference stock liquidation preference during the year ended December 31, 2015. Earnings in each of the periods indicated were insufficient to cover fixed charges and combined fixed charges and preference stock accrued dividends. The coverage deficiency for each period is specified below, if applicable.

(in thousands, except ratios)	Year ended December 31,
	2015	2014	2013	2012	2011
Fixed Charges:
Interest expensed and capitalized	$37,313	$40,918	$44,130	$26,095	$25,535
Amortized premiums, discounts and capitalized expenses (included above)	—	—	—	—	—
Estimate of interest within rental expense	—	—	—	—	—
Preference security accrued dividend	6,120	—	—	—	—
Combined Fixed Charges and Preference Security Dividends	$43,433	$40,918	$44,130	$26,095	$25,535

Earnings:
Pretax loss from continuing operations before adjustment for minority interest in consolidated subsidiaries or income or loss from equity investees	$(324,960)	$(138,727)	$(70,381)	$(44,365)	$(39,065)
Fixed Charges	37,313	40,918	44,130	26,095	25,535
Distributed income of equity investees	—	—	—	—	—
Total Earnings	$(287,647)	$(97,809)	$(26,251)	$(18,270)	$(13,530)

Ratio of Earnings to Combined Fixed Charges and Preference Security Dividends	(a )	(a )	(c )	(d )	(e )

(a)	Earnings were insufficient to cover combined fixed charges and preference stock accrued dividends by $331.1 million.
(b)	Earnings were insufficient to cover fixed charges by $138.7 million.
(c)	Earnings were insufficient to cover fixed charges by $70.4 million.
(d)	Earnings were insufficient to cover fixed charges by $44.4 million.
(e)	Earnings were insufficient to cover fixed charges by $39.1 million.

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USE OF PROCEEDS

Unless otherwise described in any prospectus supplement, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include, among other things, financing future acquisitions of or investments in businesses or assets, capital expenditures, repurchases of our outstanding debt or equity securities, debt servicing requirements or redemption of our short-term or long-term borrowings, or for other working capital requirements. Until we apply the net proceeds from a sale of securities to their intended purposes, we may temporarily invest the net proceeds in short-term marketable securities. We will disclose in the applicable prospectus supplement any intention to use the net proceeds from such offering in connection with an acquisition or to reduce or refinance outstanding debt.

We will not receive any of the proceeds from the sale by any selling stockholder pursuant to this prospectus of (i) up to an aggregate of 13,642,614 shares of our common stock issuable upon conversion of shares of our Series A convertible preferred stock, (ii) up to an aggregate of 1,800,000 shares of our common stock issuable upon the exercise of Class A warrants, and (iii) up to an aggregate of 1,800,000 shares of our common stock issuable upon the exercise of Class B warrants. However, we will receive the proceeds from any exercise of the warrants. We intend to use the proceeds from the exercise of warrants, if any, for general working capital purposes. We can make no assurances that any of the warrants will be exercised, or if exercised, as to the quantity that will be exercised or the period in which they will be exercised.

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DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of our common stock. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price, and market price and dividend information.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our amended and restated certificate of incorporation and amended and restated bylaws for additional information before you purchase any shares of our common stock.

General

Our certificate of incorporation provides that we may issue up to 125,000,000 shares of common stock, par value $0.0001 per share. As of March 30, 2016, 68,780,241 shares of common stock were outstanding.

Voting. Holders of our common stock, subject to the provisions of our bylaws and the General Corporation Law of the State of Delaware, or the DGCL, relating to the fixing of a record date, are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The affirmative vote of a majority of the shares present in person or represented by proxy at a duly held meeting at which a quorum is present shall be the act of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Holders of a plurality of the shares voting are able to elect all of the directors, except for the Series A Director who is designated by a majority of the voting power of the outstanding shares of Series A convertible preferred stock.

Dividends. Holders of common stock are entitled to receive ratably dividends, in cash, securities, or property, as may from time to time be declared by our board of directors.

Conversion. The shares of common stock are not convertible into any other series or class of securities.

Rights Upon Liquidation. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in all of our assets that are available for distribution after payment in full of all of our liabilities.

Miscellaneous. The holders of our common stock have no preemptive or other subscription or conversion rights. In addition, there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are, and the shares of common stock to be issued upon conversion of our Series A convertible preferred stock will be, upon payment therefor, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock outstanding at any time.

Anti-Takeover Provisions

Provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. This summary below does not purport to be complete and is qualified in its entirety by reference to the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws.

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Interested Stockholder Transactions under Delaware Law.

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, unless:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Provisions in our amended and restated certificate of incorporation, Series A certificate of designations and amended and restated bylaws may have the effect of discouraging or delaying certain transactions that may result in a change in control of our company or management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	provide that stockholders do not have cumulative voting rights.

•	provide that stockholders do not have the power to call a special meeting.

•	impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

•	provide that the Company indemnifies our officers and directors against losses incurred in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

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•	permit the Company to issue shares of common stock without any action by stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co., New York, New York.

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DESCRIPTION OF PREFERRED STOCK

As of March 31, 2016, 635,822 shares of preferred stock were issued and outstanding, all of which consisted of our Series A convertible preferred stock. Following the issuance of our Series A convertible preferred stock, our amended and restated certificate of incorporation provides for the issuance of up to 4,175,000 shares of preferred stock, par value $0.0001 per share. Our board of directors, without further action of our stockholders, is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the DGCL, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and relative rights of each such series and the qualifications, limitations, or restrictions thereof. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The preferred stock of all series shall have powers, preferences and relative rights and shall be subject to qualifications, limitations and restrictions identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the Series A certificate of designations or any other applicable certificate of designations. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

The shares of our Series A convertible preferred stock have the following rights:

Dividends.  We may pay a noncumulative cash dividend on each share of the convertible preferred stock when, as and if declared by our board of directors and permitted by the DGCL, out of funds legally available for the payment of distributions, at a rate of eight and one-half percent (8.5%) per annum on the liquidation preference then in effect. On or before the third (3rd) business day immediately preceding each fiscal quarter of the Company, we will determine our intention whether or not to pay a cash dividend with respect to that ensuing quarter and will give notice of our intention to each holder of convertible preferred stock as soon as practicable thereafter. Unless and until we obtain the required consent and/or amendment from our lenders under our Senior Credit Facilities, we will not be permitted to pay cash dividends.

In the event we do not declare and pay a cash dividend, the liquidation preference of the convertible preferred stock will be increased to an amount equal to the liquidation preference in effect at the start of the applicable dividend period, plus an amount equal to such then applicable liquidation preference multiplied by eleven and one-half percent (11.5%) per annum, computed on the basis of a 365-day year and the actual number of days elapsed from the start of the applicable dividend period to the applicable date of determination.

In the event that we shall, at any time, pay a dividend or make a distribution, whether in cash, in kind or other property on the outstanding shares of common stock (other than any dividend in the form of stock, warrants, options or other rights where the dividended stock or the stock issuable upon exercise of such warrants, options or other rights is common stock or ranks equal or junior to the common stock), we shall, at the same time, pay to each holder of convertible preferred stock a dividend equal to the dividend that would have been payable to such holder if all of the shares of convertible preferred stock beneficially owned by such holder had been converted into common stock immediately prior to the applicable record date for determining the stockholders eligible to receive such dividend or distribution.

Cash dividends shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (unless any such day is not a business day, in which event such dividends shall be payable on the next succeeding business day, without accrual to the actual payment date), commencing on the first calendar day following the date of original issuance of the convertible preferred stock. If declared, cash dividends will begin to accrue on the first day of the applicable dividend period. Unless and until we obtain the required consent and/or amendment from our lenders under our Senior Credit Facilities, we will not be permitted to pay such cash dividends.

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If applicable, the Accrued Dividend will accrue and be cumulative on the same schedule as set forth in the last sentence of the preceding paragraph with respect to cash dividends and will also be compounding at the applicable annual rate on each applicable subsequent dividend date. Accrued Dividends are paid upon the occurrence of a Liquidation Event (as defined below) and upon conversion or redemption of the convertible preferred stock in accordance with the terms thereof.

Liquidation, Dissolution or Winding-up; Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), after satisfaction of all liabilities and obligations to creditors of the Company and distribution of any assets of the Company to the holders of any stock or debt that is senior to the convertible preferred stock, and before any distribution or payment shall be made to holders of any junior stock, each holder of convertible preferred stock will be entitled to (i) convert their shares of convertible preferred stock into common stock and receive their pro rata share of consideration distributed to the common stockholders, or (ii) receive, out of the assets of the Company or proceeds thereof (whether capital or surplus) legally available therefor, an amount per share of convertible preferred stock equal to the liquidation preference. The liquidation preference was initially equal to $100.00, which preference has been and may continue to be adjusted from time to time as described above under the section entitled “—Dividends.” However, if, at any applicable date of determination of the liquidation preference, (i) any cash dividend has been declared but is unpaid or (ii) the Company has given notice (or failed to give such notice) of its intention to pay a cash dividend but such cash dividend has not yet been declared by the Company’s board of directors, then such cash dividends shall be deemed, for purposes of calculating the applicable liquidation preference, to be Accrued Dividends.

The occurrence of a change of control that would result if the Company either (1) merges or consolidates with or into any other person, another person merges with or into the Company, or the Company sells, leases, licenses, transfers, or otherwise disposes of all or substantially all of the assets of the Company to another person or (2) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the common stock is exchanged for or converted into cash, securities or other property will be deemed a Liquidation Event under the certificate of designations (a “Deemed Liquidation Event”), unless such treatment is waived in writing by holders of a majority in voting power of the outstanding shares of the convertible preferred stock, taken together and voting as a separate class (but not as separate series).

Voting.  Holders of shares of convertible preferred stock are entitled to vote with the holders of shares of common stock (and any other class or series that may similarly be entitled to vote with the holders of common stock) and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the holders of common stock, on an as-converted basis.

In the event of any such vote or action by written consent, each holder of shares of convertible preferred stock is entitled to that number of votes equal to the whole number of shares of common stock into which such holder’s aggregate number of shares of convertible preferred stock are convertible as of the close of business on the record date fixed for such vote or such written consent.

In addition to any other vote or consent required in the certificate of designations or by applicable law, unless waived in writing by holders of a majority in voting power of the outstanding shares of the convertible preferred stock, the vote or written consent of the holders of a majority in voting power of the outstanding shares of the convertible preferred stock shall be necessary for effecting or validating the following actions (whether taken by amendment, merger, consolidation or otherwise): (i) any change, amendment, alteration or repeal (including as a result of a merger, consolidation, or other similar or extraordinary transaction) of any provisions of the certificate of incorporation or bylaws of the Company that amends or modifies, in a manner adverse to, in any material respect, the rights, preferences, privileges or voting powers of the convertible preferred stock, except as permitted by the certificate of designations; (ii) any authorization, designation, recapitalization, whether by reclassification, by merger or otherwise, or issuance of any new class or series of stock or any other securities convertible into equity securities of the Company having rights, preferences or privileges senior to or on a parity with the convertible preferred stock; (iii) subject to certain limited exceptions, any increase or decrease in the authorized number of shares of convertible preferred stock; (iv) any redemption, repurchase or other acquisition, or payment of dividends or other distributions, by the Company with respect to any securities of the Company that constitute junior stock, except as permitted by the certificate of designations; (v) the entry by the Company into any contract, agreement, arrangement, or understanding that would prohibit or otherwise restrict the Company from performing its obligations to the holders of convertible preferred stock under the certificate of designations, the certificate of incorporation or otherwise; (vii) the entry by any Company subsidiary into any contract, agreement, arrangement, or understanding that would prohibit or otherwise restrict the payment of dividends or the making of distributions to the Company; or (vii) the issuance by the Company of equity or securities convertible into equity of the Company at a price that is more than 25% below fair market value of such equity or securities at the time of issuance thereof.

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In addition, the vote or written consent of a majority in voting power of the outstanding shares of the convertible preferred stock will be necessary for effecting or validating (i) any voluntary initiation of any liquidation, dissolution or winding up of the Company and (ii) certain Deemed Liquidation Events; provided however, that in each case the holders of the convertible preferred stock shall only be entitled to approve such events or transactions if those events or transactions would result in the holders of the convertible stock not being entitled to convert their shares of convertible preferred stock or receive the full value of the Liquidation Preference as a result of the transaction.

Series A Director designee.  So long as shares of the convertible preferred stock represent at least five percent (5%) of the outstanding voting stock of the Company (on an as converted into common stock basis), the holders of the convertible preferred stock shall be entitled to designate one (1) member of the board of directors by a majority of the voting power of the outstanding shares of convertible preferred stock. Such designee shall be appointed to a minimum of two (2) committees of the board of directors at the designee’s request. The holders of the convertible preferred stock will also be permitted to vote their shares of convertible preferred stock (on an as converted basis) for the members of the board of directors elected by the common stock. The PIPE Investors will collectively be able to designate the member to the board of directors until such time as they no longer hold a majority of the outstanding convertible preferred stock.

Optional Conversion by Holders.  The number of shares of common stock to which a holder of convertible preferred stock shall be entitled upon conversion shall be equal to the product obtained by multiplying the conversion rate then in effect, by the number of shares of convertible preferred stock being converted, plus cash in lieu of fractional shares.

Optional Conversion by the Company.  If, at any time following the third anniversary date of the issue date, the volume weighted average price of our common stock equals or exceeds three times the conversion price of the convertible preferred stock for a period of 30 consecutive trading days, we may, at our option, require that any or all of the then outstanding shares of convertible preferred stock be converted automatically into a number shares of common stock equal to the product obtained by multiplying the conversion rate then in effect, by the number of shares of convertible preferred stock being converted, plus cash in lieu of any fractional shares. Notwithstanding the foregoing, the Company may not elect to exercise the foregoing option at any time during the period commencing on the earlier of (1) the date that the Company has made a public announcement and (2) the date that such information is otherwise made public, that the Company is in negotiations relating to, or has entered into, a definitive agreement with respect to a transaction constituting a Deemed Liquidation Event and ending on the date of the first to occur of (i) the consummation of such transaction and (ii) the date that the Company has made a public announcement that any such definitive agreement or the negotiations relating thereto has been terminated.

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Optional Special Dividend and Conversion on Certain Change of Control.  At the written election (including written notice to the Company) by holders of a majority in voting power of the outstanding shares of convertible preferred stock, upon the occurrence of a change of control that would, subject to certain exceptions, result in any person (other than the PIPE Investors or any of their respective affiliates or a person acting as a group with the PIPE Investors or any of their respective affiliates) beneficially owning, directly or indirectly shares of the Company’s capital stock entitling such person to exercise 50% or more of the total voting power of all classes of voting stock of the Company (but solely in connection with a transaction that is a third party tender offer that is publicly disclosed and approved (or recommended to the stockholders of the Company)): (i) the Board shall, subject to applicable law, declare and the Company shall pay a special cash dividend (as such may be adjusted as described below, the “special dividend”) on each share of convertible preferred stock, out of any funds that are legally available therefor (the “legally available funds”), in the amount of the liquidation preference per share then in effect with respect to the convertible preferred stock, pursuant to the certificate of designations governing such preferred stock; provided, however, that to the extent the legally available funds are not sufficient to pay the special dividend in full (the amount of such shortfall being referred to as a “funds shortfall”), the aggregate special dividend in respect of all shares of convertible preferred stock and any special dividend applicable to parity stock shall be reduced to an aggregate amount equal to the legally available funds and the special dividend (as so reduced) and any applicable special dividend with respect to parity stock shall be paid to the holders of convertible preferred stock and the holders of the parity stock in proportion to the full amounts to which the holders of the convertible preferred stock and the holders of the parity stock would otherwise be entitled pursuant to the certificate of designations for the convertible preferred stock and the certificate of designations (or other governing instrument) of the parity stock, respectively; and (ii) as of the payment date of the special dividend, all outstanding shares of convertible preferred stock automatically will be converted (without further action) into a number of shares of common stock equal to the product obtained by multiplying the conversion rate then in effect, by the number of shares of convertible preferred stock being converted, plus cash in lieu of fractional shares; provided; however, that for purposes of determining the conversion rate as applicable to such conversion, the aggregate liquidation preference on each share of convertible preferred stock and the liquidation preference on each share of any applicable parity stock as provided in the certificate of designations (or other governing instrument) of such parity stock shall be increased by the funds shortfall applicable to each such share.

Conversion Rate and Conversion Price.  The conversion rate in effect at any applicable time for conversion of each share of convertible preferred stock into common stock will be the quotient obtained by dividing the liquidation preference then in effect by the conversion price then in effect. The conversion price for the convertible preferred stock will initially be $5.17 and is subject to adjustment from time to time upon the occurrence of certain events, including in the event of a stock split, a reverse stock split, or a dividend of common stock to our common stock holders, in each case as more fully described in the certificate of designations for the convertible preferred stock.

No Fractional Shares.  If, upon conversion of the convertible preferred stock, a holder would be entitled to receive a fractional interest in a share of our common stock, we will, upon conversion, pay in lieu of such fractional interest, cash in an amount equal to such fraction of a share multiplied by the Closing Price (as defined in the next sentence) of a share of common stock on the last trading day before the date on which shares of common stock are issued in connection with such conversion. The “Closing Price” means, on any particular date, (a) the last reported trade price per share of common stock on such date on Nasdaq (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (b) if there is no such price on such date, the closing bid price on Nasdaq on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (c) if the common stock is not then listed or quoted for Nasdaq and if prices for the common stock are then reported in the “pink sheets” published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported, or (d) if the shares of common stock are not publicly traded, the fair market value of a share of common stock as determined by our board of directors in good faith.

Rank.  With respect to dividend rights and rights upon liquidation, winding up or dissolution, the convertible preferred stock ranks senior to our common stock and each other class or series of shares that we may issue in the future the terms of which do not expressly provide that such class or series ranks equally with, or senior to, the convertible preferred stock, with respect to dividend rights and/or rights upon liquidation, winding up or dissolution. The convertible preferred stock ranks junior to our existing and future indebtedness.

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Redemption at the Option of the Holder Upon Change of Control.  Upon the occurrence of a change of control (other than a change of control that would constitute a Deemed Liquidation Event (unless waived in writing by holders of a majority in voting power of the outstanding shares of the convertible preferred stock) or the type of change of control described above under the section entitled “—Optional Special Dividend and Conversion on Certain Change of Control”) and subject to applicable law, each holder of shares of convertible preferred stock that remain outstanding thereafter, if any, subject to certain exceptions shall have the right to require us to redeem, in full, out of funds legally available therefor, by irrevocable written notice to us, all of such holder’s shares of convertible preferred stock at a redemption price per share equal to the liquidation preference then in effect per share of convertible preferred stock.

Redemption at the Option of the Holder Other than Upon Change of Control.  From and after the tenth anniversary of the original issuance of the convertible preferred stock, each holder of shares of convertible preferred stock shall have the right to request that we redeem, in full, out of funds legally available therefor, by irrevocable written notice to us, all of such holder’s shares of convertible preferred stock at a redemption price per share equal to the liquidation preference then in effect per share of convertible preferred stock. Such notice must given by first class mail, postage prepaid, addressed to us. Each notice of redemption to us must state the redemption date and the number of shares of convertible preferred stock to be redeemed, and such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption in the notice.

If we elect to redeem a holder’s shares of convertible preferred stock pursuant to such notice, we will notify the holder of our election and the place or places where certificates for such shares are to be surrendered (or an indemnification undertaking as reasonably determined by us with respect to such certificates in the event of their loss, theft or destruction) for payment of the redemption price.

If we elect not to redeem a holder’s shares of convertible preferred stock pursuant to such notice, we will notify the holder of our election not to redeem, and the conversion price then in effect with respect to the shares of convertible preferred stock subject to the notice provided by such holder will, as of the date we notify the holder of our election not to redeem, be decreased to the lesser of (A) the conversion price then in effect and (B) 80% of the volume weighted average price of our common stock for the 10 consecutive trading days prior to the date such holder notified us. Any such adjustment to the conversion price will be in addition to any adjustments to the conversion price pursuant to the anti-dilution provisions.

Redemption at the Option of the Company.  From and after the tenth anniversary of the original issuance of the convertible preferred stock, subject to the satisfaction of our obligations to our creditors, we may redeem the outstanding convertible preferred stock, in whole or in part, at a price per share equal to the liquidation preference then in effect per share of convertible preferred stock.

Reorganizations, Mergers and Consolidations.  If there is a reorganization of the Company (other than in instances where the certificate of designations allows for any adjustment to the liquidation preference or the conversion price) or a merger or consolidation of the Company with or into another corporation (except a Deemed Liquidation Event that is not waived as provided in the certificate of designations), then, as a part of such reorganization, merger or consolidation, provision will be made so that the holders of such convertible preferred stock will then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such reorganization, merger or consolidation by holders of the number of shares of common stock into which such shares of convertible preferred stock could have been converted immediately prior to such reorganization, merger or consolidation, all subject to further adjustment as provided in the certificate of designations or with respect to such other securities or property by the terms thereof. The Company may not effect any such reorganization, merger or consolidation unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger has assumed by written instrument the obligations of the Company under the certificate of designations governing the convertible preferred stock.

Transferability.   The shares of convertible preferred stock are transferable, subject to any applicable federal, state, or foreign securities law restrictions. We will not list the convertible preferred stock on NASDAQ or on any other exchange or market and cannot provide you with any assurances as to the liquidity of or the trading market for the convertible preferred stock.

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Blank Check Preferred Stock

Following the issuance of our Series A convertible preferred stock, our amended and restated certificate of incorporation provides for 4,175,000 shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer or otherwise. To the extent our board causes shares of our preferred stock to be issued, the voting or other rights of a potential acquirer might be diluted. Except for certain actions that require the consent of a majority in voting power of the outstanding shares of our Series A convertible preferred stock pursuant to the Series A certificate of designations, as described above, our board of directors has the authority to issue shares of our preferred stock without any action by our stockholders. Any such issuance may have the effect of delaying, deterring or preventing a change of control of us.

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DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time, as either senior or subordinated debt or as senior or subordinated convertible debt, in one or more offerings under this prospectus. We will issue any such debt securities under one or more separate indentures that we will enter into with a trustee to be named in the indenture and specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus forms a part. The indenture will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture.

The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

•	the title or designation of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued;

•	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any conversion or exchange features;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we may repurchase the debt securities at our option or at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•	whether the debt securities are to be issued at any OID and the amount of discount with which such debt securities may be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•	information with respect to book-entry procedures;

•	the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

•	whether the debt securities will be subject to subordination and the terms of such subordination;

•	any restriction or condition on the transferability of the debt securities;

•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities;

•	the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;

•	the events of default and covenants with respect to the debt securities and the acceleration provisions with respect to the debt securities;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and

•	any other terms of the debt securities.

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York. We intend to disclose the relevant restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

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DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•	the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution provisions, if any, of the warrants; and

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•	any other material terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement may describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

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DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing stockholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

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SELLING STOCKHOLDERS

In addition to the securities we may offer with this prospectus, this prospectus also relates to the possible sale in one or more offerings from time to time by certain of our stockholders, to whom we refer as Selling Stockholders, of (i) up to an aggregate of 13,642,614 shares of our common stock issuable upon conversion of 625,000 shares of our Series A convertible preferred stock, computed pursuant to the Series A certificate of designations as if such conversion had occurred on March 31, 2016, (ii) up to an aggregate of 1,800,000 shares of our common stock issuable upon the exercise of Class A warrants, and (iii) up to an aggregate of 1,800,000 shares of our common stock issuable upon the exercise of Class B warrants. The Selling Stockholders may sell all, a portion or none of their shares registered under this prospectus, at any time and from time to time.

The Selling Stockholders acquired the securities from the Company in a private transaction under a securities purchase agreement (the “Purchase Agreement”) dated March 9, 2015, pursuant to which we issued and sold to the Selling Stockholders an aggregate of 625,000 shares of Series A convertible preferred stock, 1,800,000 Class A warrants, and 1,800,000 Class B warrants for gross proceeds of $62.5 million. Pursuant to an addendum, dated as of March 23, 2015, to the Warrant Agreement, dated as of March 9, 2015, with the Selling Stockholders, the Selling Stockholders paid the Company $0.5 million in the aggregate, and the per share exercise price of the Class A warrants and Class B warrants was set at $5.17 and $6.45, respectively.

We may pay all expenses incurred with respect to the registration of the securities owned by the Selling Stockholders, other than underwriting fees, discounts or commissions, which will be borne by the Selling Stockholders. We will provide you with a prospectus supplement naming the Selling Stockholders, the amount and type of securities to be registered and sold and any other terms of the securities being sold by the Selling Stockholders.

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PLAN OF DISTRIBUTION

We or any selling stockholder may sell the securities being offered hereby from time to time in one or more of the following ways:

•	through agents;

•	to or through underwriters;

•	to or through brokers or dealers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market marker or into an existing trading market, on an exchange or otherwise;

•	directly to purchasers, including through negotiated sales or a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Any selling stockholder may also sell its securities being offered hereby in accordance with Rule 144 under the Securities Act, or any other available exemption, rather than by use of this prospectus.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, underwriters or dealers;

•	the purchase price of the securities being offered and the proceeds to be received from the sale;

•	any over-allotment options under which underwriters may purchase additional securities;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters, Agents and Dealers

We or any selling stockholder may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell our securities for which they have been appointed an agent on a continuing basis.

If we or any selling stockholder use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase our securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We or any selling stockholder may use underwriters with whom we or any selling stockholder have a material relationship. We will describe in an applicable prospectus supplement the name of the underwriter and the nature of any such relationship.

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If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we or any selling stockholder will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales

We or any selling security holder may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We or any selling security holder may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

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LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Polsinelli PC, Washington, D.C.

EXPERTS

The consolidated financial statements and the related financial statement schedule of BioScrip, Inc. as of December 31, 2015 and 2014, and for each of the years in the two-year period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of BioScrip, Inc. incorporated in this prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with a distribution of securities registered under this registration statement:

SEC registration fee		$17,431
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees		*
Trustee’s fees and expenses		*
Miscellaneous		*

Total	$	*

*	The estimated expenses are presently indeterminable and will be set forth in the applicable prospectus supplement with respect to any offering of securities registered hereunder.

Item 15. Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the amended and restated certificate of incorporation and amended and restated bylaws of BioScrip, Inc. (“BioScrip”).

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 6.01 of our amended and restated bylaws makes mandatory that we will indemnify our directors and officers to the fullest extent permissible under the Delaware General Corporation Law. We are not required to indemnify any director or officer in connection with a proceeding brought by such director or officer unless (i) such indemnification is expressly required by law; or (ii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law.

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Article Eighth of our amended and restated certificate of incorporation provides that our directors shall have no personal liability to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that Section 102(b)(7) (or any successor or additional provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.

In addition, the Delaware General Corporation Law and our amended and restated bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We have purchased insurance coverage for our directors and officers as well as insurance coverage to reimburse us for potential costs of corporate indemnification of our directors and officers, including liabilities arising under the Securities Act.

Item 16. Exhibits

The exhibits to this registration statement are listed in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 31st day of March, 2016.

BIOSCRIP, INC.

By:	/s/ Kathryn M. Stalmack
	Name:	Kathryn M. Stalmack
	Title:	Senior Vice President, Secretary and General
Counsel

Each of the undersigned whose signature appears below hereby constitutes and appoints Richard M. Smith and Kathryn M. Stalmack and each of them acting alone, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for the person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 31, 2016.

Signature	Title(s)

/s/ Richard M. Smith	President, Chief Executive Officer and Director
Richard M. Smith	(Principal Executive Officer)

/s/ Jeffrey M. Kreger	Senior Vice President, Chief Financial Officer and Treasurer
Jeffrey M. Kreger	(Principal Financial Officer)

/s/ C. Britt Jeffcoat	Vice President, Controller and Chief Accounting Officer
C. Britt Jeffcoat	(Principal Accounting Officer)

/s/ Myron Z. Holubiak	Chairman of the Board and Director
Myron Z. Holubiak

/s/ David Golding	Director
David Golding

/s/ Michael Goldstein	Director
Michael Goldstein

/s/ Tricia Huong Thi Nguyen	Director
Tricia Huong Thi Nguyen

/s/ R.Carter Pate	Director
R.Carter Pate

/s/ Christopher Shackelton	Director
Christopher Shackelton

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of underwriting agreement (for equity securities)*

1.2	Form of underwriting agreement (for debt securities)*

3.1	Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on March 17, 2005, SEC File Number 000-28740

3.2	Amendment to Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on June 10, 2010, SEC File Number 000-28740

3.3	Certificate of Designations for Series A Convertible Preferred Stock, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on March 10, 2015, SEC File Number 000-28740

3.4	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on April 28, 2011, SEC File Number 000-28740

4.1	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 31, 2006, SEC File Number 000-28740

4.2	Indenture, dated as of February 11, 2014, by and among the Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on February 11, 2014, SEC File Number 000-28740

4.3	Form of Certificate Representing Series A Convertible Preferred Stock, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed on March 10, 2015, SEC File No. 333-202631

4.4	Warrant Agreement, dated July 28, 2015, by and between the Company and the American Stock Transfer & Trust Company, LLC, incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on July 28, 2015, SEC File Number 000-28740

4.5	Specimen Preferred Stock Certificate*

4.6	Form of Indenture relating to Debt Securities, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed on March 18, 2013, SEC File No. 333-187336

4.7	Form of Debt Securities*

4.8	Specimen Warrant Certificate*

4.9	Form of Warrant Agreement*

4.10	Specimen Unit Certificate*

4.11	Form of Unit Agreement*

4.12	Form of Subscription Rights Certificate*

5.1	Opinion of Polsinelli PC regarding validity

12	Computation of Ratio of Earnings to Combined Fixed Charges and Preference Security Dividends

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23.1	Consent of KPMG LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Polsinelli PC (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee with respect to the Debt Securities**

*	To be filed, if necessary, either by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	To be filed, if necessary, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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